Exhibit 99
Piper Sandler Companies Reports Third Quarter 2025 Results;
Declares Quarterly Dividend of $0.70 Per Share
MINNEAPOLIS—October 31, 2025—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the third quarter of 2025.
"We delivered record third quarter revenues powered by an increase in equity financings as well as strong activity across the rest of our businesses," said Chad Abraham, chairman and chief executive officer. "We are pleased with our momentum, client engagement remains high and we are well-positioned to finish the year strong."

	Third Quarter 2025 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2025	Q2-25	Q3-24	2025	Q2-25	Q3-24
Net revenues	$479	21%	33%	$455	12%	29%
Pre-tax margin	22.4%	10.1pp	6.9pp	21.2%	3.1pp	2.8pp
Net income attributable to Piper Sandler Companies	$60	43%	73%	$69	30%	48%
Earnings per diluted common share	$3.38	42%	72%	$3.82	29%	49%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $479 million for the third quarter of 2025 and adjusted net revenues of $455 million represent our strongest third quarter on record.
◦Advisory services revenues of $212 million grew 13% year-over-year led by our financial services industry group, which served as advisor on six of the ten largest U.S. bank M&A transactions that closed during the quarter.
◦Corporate financing activity was robust, generating revenues of $80 million, the best quarter since 2021.
◦Fixed income services delivered $56 million of revenues, up 15% over the third quarter of last year, as the breadth of our client base and product capabilities drove increased activity across the platform.
•For the first nine months of 2025, both net revenues and adjusted net revenues totaled $1.2 billion, up 18% and 19%, respectively, over the prior year period powered by strong execution across all of our businesses in more accommodative markets.
Strategic Updates
•On September 12, 2025, we completed the acquisition of G Squared Capital Partners, a boutique investment bank based in the Washington, D.C. area. The team of ten professionals, including three managing directors, joined our technology investment banking group and add coverage in government services and defense technology.
Capital
•Declared a quarterly cash dividend of $0.70 per share of common stock on October 31, 2025 to be paid on December 12, 2025 to shareholders of record as of November 25, 2025.
•Returned an aggregate of $204 million to shareholders during the first nine months of 2025 through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2025	2025	2024	Q2-25	Q3-24	2025	2024	Change
Revenues
Investment banking:
Advisory services	$212,372	$206,202	$188,047	3%	13%	$635,374	$529,144	20%
Corporate financing	79,715	34,976	17,903	128%	345%	150,420	121,125	24%
Municipal financing	38,501	41,907	35,520	-8%	8%	106,811	81,506	31%
Total investment banking	330,588	283,085	241,470	17%	37%	892,605	731,775	22%

Institutional brokerage:
Equity brokerage	53,750	58,083	52,480	-7%	2%	166,087	154,043	8%
Fixed income services	55,740	54,291	48,454	3%	15%	155,033	130,070	19%
Total institutional brokerage	109,490	112,374	100,934	-3%	8%	321,120	284,113	13%

Interest income	9,374	7,947	7,831	18%	20%	27,284	22,813	20%
Investment income/(loss)	30,642	(4,829)	10,693	N/M	187%	(3,784)	7,510	N/M
Total revenues	480,094	398,577	360,928	20%	33%	1,237,225	1,046,211	18%
Interest expense	818	1,799	1,356	-55%	-40%	3,899	4,404	-11%
Net revenues	479,276	396,778	359,572	21%	33%	1,233,326	1,041,807	18%

Non-interest expenses
Compensation and benefits	288,901	258,216	231,014	12%	25%	795,574	688,169	16%
Non-compensation expenses	82,948	89,638	72,943	-7%	14%	251,968	217,355	16%
Total non-interest expenses	371,849	347,854	303,957	7%	22%	1,047,542	905,524	16%

Income before income tax expense	107,427	48,924	55,615	120%	93%	185,784	136,283	36%
Income tax expense	24,949	17,169	15,225	45%	64%	34,783	31,345	11%
Net income	$82,478	$31,755	$40,390	160%	104%	$151,001	$104,938	44%

Net income attributable to Piper Sandler Companies	$60,266	$42,182	$34,789	43%	73%	$167,363	$112,055	49%

Earnings per diluted common share	$3.38	$2.38	$1.96	42%	72%	$9.42	$6.35	48%

Ratios and margin
Compensation ratio	60.3%	65.1%	64.2%			64.5%	66.1%
Non-compensation ratio	17.3%	22.6%	20.3%			20.4%	20.9%
Pre-tax margin	22.4%	12.3%	15.5%			15.1%	13.1%
Effective tax rate	23.2%	35.1%	27.4%			18.7%	23.0%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2025	2025	2024	Q2-25	Q3-24	2025	2024	Change
Advisory services
Completed M&A and restructuring transactions	60	49	57	22%	5%	151	157	-4%
Completed capital advisory transactions	22	22	14	—%	57%	57	39	46%
Total completed advisory transactions	82	71	71	15%	15%	208	196	6%

Corporate financings
Total equity transactions priced	23	16	11	44%	109%	54	56	-4%
Book run equity transactions priced	21	12	8	75%	163%	44	45	-2%
Total debt and preferred transactions priced	15	10	6	50%	150%	37	27	37%
Book run debt and preferred transactions priced	8	8	4	—%	100%	24	18	33%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$5.8	$5.7	$5.5	2%	5%	$14.8	$12.7	17%
Total issues priced	133	175	157	-24%	-15%	402	353	14%

Equity brokerage
Number of shares traded (in billions)	2.7	2.9	2.7	-7%	—%	8.5	8.2	4%
NET REVENUES
For the third quarter of 2025, net revenues of $479.3 million increased 21% compared to the second quarter of 2025 and 33% compared to the third quarter of 2024.
Investment banking revenues of $330.6 million for the third quarter of 2025 increased 17% compared to the second quarter of 2025 and 37% compared to the third quarter of 2024.
•Advisory services revenues of $212.4 million for the third quarter of 2025 increased 3% compared to the second quarter of 2025 and 13% compared to the third quarter of 2024 driven by more completed transactions. Revenues for the current quarter reflect strong results from M&A activity as well as our non-M&A advisory product teams. Our performance was led by the financial services group with solid contributions from our healthcare, consumer, and energy, power & infrastructure teams.
•Corporate financing revenues of $79.7 million for the third quarter of 2025 increased 128% compared to the second quarter of 2025 and 345% compared to the third quarter of 2024 driven by a higher average fee and more completed corporate financings. Consistent with the overall market, our equity financing activity increased during the quarter as the environment became more conducive resulting from reduced volatility and strong valuations. Our performance was led by our healthcare franchise, which served as book runner on all 13 equity financings that priced during the quarter, and included a strong contribution from our financial services group.
•Municipal financing revenues of $38.5 million for the third quarter of 2025 decreased 8% compared to the strong second quarter of 2025 which was consistent with the decline in overall municipal market issuance activity. Municipal financing revenues increased 8% compared to the third quarter of 2024 driven by increased issuance activity across our governmental business resulting from more accommodative market conditions.

Institutional brokerage revenues of $109.5 million for the third quarter of 2025 decreased 3% compared to the second quarter of 2025 and increased 8% compared to the third quarter of 2024.
•Equity brokerage revenues of $53.8 million for the third quarter of 2025 decreased 7% compared to the second quarter of 2025 and were essentially flat compared to the third quarter of 2024 as client activity moderated during the quarter resulting from lower volatility.
•Fixed income services revenues of $55.7 million for the third quarter of 2025 increased 3% compared to the second quarter of 2025 and 15% compared to the third quarter of 2024 driven by increased client activity resulting from an improved interest rate outlook.
Investment income/(loss) for the third quarter of 2025 was income of $30.6 million compared to a loss of $4.8 million for the second quarter of 2025 and income of $10.7 million for the third quarter of 2024. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage.
NON-INTEREST EXPENSES
For the third quarter of 2025, non-interest expenses of $371.8 million increased 7% compared to the second quarter of 2025 and 22% compared to the third quarter of 2024.
•Compensation ratio of 60.3% for the third quarter of 2025 decreased compared to the second quarter of 2025 and the third quarter of 2024 driven by higher net revenues including higher investment income attributable to noncontrolling interests.
•Non-compensation expenses of $82.9 million for the third quarter of 2025 decreased 7% compared to the second quarter of 2025. Non-compensation expenses for the second quarter of 2025 included $5.0 million of restructuring and integration costs and elevated outside services expenses resulting from increased legal fees as well as higher professional fees related to technology consulting services. Non-compensation expenses for the current quarter increased 14% compared to the third quarter of 2024 due to higher reimbursed deal costs and incremental occupancy and equipment expenses in connection with our Minneapolis headquarters office move.
PRE-TAX INCOME
For the third quarter of 2025, we recorded pre-tax income of $107.4 million compared to $48.9 million for the second quarter of 2025 and $55.6 million for the third quarter of 2024.
•Pre-tax margin of 22.4% for the third quarter of 2025 increased compared to 12.3% for the second quarter of 2025 and 15.5% for the third quarter of 2024. Pre-tax margin was higher for the current quarter driven by increased net revenues and a lower compensation ratio.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the third quarter of 2025, the effective tax rate of 23.2% was impacted by the higher net income attributable to noncontrolling interests. The effective tax rate of 35.1% for the second quarter of 2025 was elevated due to the net loss attributable to noncontrolling interests. For the third quarter of 2024, the effective tax rate was 27.4%.
NET INCOME & EARNINGS PER SHARE
For the third quarter of 2025, we generated net income of $60.3 million, or $3.38 per diluted common share. Results for the current quarter increased compared to the second quarter of 2025 and the third quarter of 2024 due to increased net revenues, a higher pre-tax margin and a lower effective tax rate.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2025	2025	2024	Q2-25	Q3-24	2025	2024	Change
Adjusted revenues
Investment banking:
Advisory services	$212,372	$206,202	$188,047	3%	13%	$635,374	$529,144	20%
Corporate financing	79,715	34,976	17,903	128%	345%	150,420	121,125	24%
Municipal financing	38,501	41,907	35,520	-8%	8%	106,811	81,506	31%
Total investment banking	330,588	283,085	241,470	17%	37%	892,605	731,775	22%

Institutional brokerage:
Equity brokerage	53,750	58,083	52,480	-7%	2%	166,087	154,043	8%
Fixed income services	55,740	54,291	48,454	3%	15%	155,033	130,070	19%
Total institutional brokerage	109,490	112,374	100,934	-3%	8%	321,120	284,113	13%

Interest income	9,374	7,947	7,831	18%	20%	27,284	22,813	20%
Investment income	6,680	3,781	2,965	77%	125%	6,902	8,162	-15%
Adjusted total revenues	456,132	407,187	353,200	12%	29%	1,247,911	1,046,863	19%
Interest expense	818	1,799	1,356	-55%	-40%	3,899	4,404	-11%
Adjusted net revenues	455,314	405,388	351,844	12%	29%	1,244,012	1,042,459	19%

Adjusted operating expenses
Adjusted compensation and benefits	280,973	251,340	219,903	12%	28%	771,882	654,971	18%
Adjusted non-compensation expenses	78,007	80,676	67,160	-3%	16%	233,880	205,167	14%
Adjusted total operating expenses	358,980	332,016	287,063	8%	25%	1,005,762	860,138	17%

Adjusted operating income	96,334	73,372	64,781	31%	49%	238,250	182,321	31%

Adjusted income tax expense	27,777	20,631	18,519	35%	50%	43,457	40,854	6%

Adjusted net income	$68,557	$52,741	$46,262	30%	48%	$194,793	$141,467	38%

Adjusted earnings per diluted common share	$3.82	$2.95	$2.57	29%	49%	$10.86	$7.88	38%

Adjusted ratios and margin
Adjusted compensation ratio	61.7%	62.0%	62.5%			62.0%	62.8%
Adjusted non-compensation ratio	17.1%	19.9%	19.1%			18.8%	19.7%
Adjusted operating margin	21.2%	18.1%	18.4%			19.2%	17.5%
Adjusted effective tax rate	28.8%	28.1%	28.6%			18.2%	22.4%
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the third quarter of 2025, adjusted net revenues of $455.3 million increased 12% compared to the second quarter of 2025 and 29% compared to the third quarter of 2024 driven by growth in corporate financing revenues. In addition, adjusted net revenues increased compared to the year-ago quarter driven by higher advisory services revenues as well as strong results from our fixed income services business.
ADJUSTED OPERATING EXPENSES
For the third quarter of 2025, adjusted operating expenses of $359.0 million increased 8% compared to the second quarter of 2025 and 25% compared to the third quarter of 2024.
•Adjusted compensation ratio of 61.7% for the third quarter of 2025 decreased compared to 62.0% for the second quarter of 2025 and 62.5% for the third quarter of 2024 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $78.0 million for the third quarter of 2025 decreased 3% compared to the second quarter of 2025 resulting primarily from lower outside services expenses. Non-compensation expenses for the second quarter of 2025 included elevated outside services expenses resulting from increased legal fees as well as higher professional fees related to technology consulting services. Adjusted non-compensation expenses for the current quarter increased 16% compared to the third quarter of 2024 resulting from higher reimbursed deal costs and incremental occupancy and equipment expenses in connection with our Minneapolis headquarters office move.
ADJUSTED OPERATING INCOME
For the third quarter of 2025, adjusted operating income of $96.3 million increased 31% compared to the second quarter of 2025 and 49% compared to the third quarter of 2024.
•Adjusted operating margin of 21.2% for the third quarter of 2025 increased compared to 18.1% for the second quarter of 2025 and 18.4% for the third quarter of 2024 driven by higher adjusted net revenues and a lower adjusted compensation ratio.
ADJUSTED EFFECTIVE TAX RATE
For the third quarter of 2025, our adjusted effective tax rate was 28.8%, compared to 28.1% for the second quarter of 2025 and 28.6% for the third quarter of 2024.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the third quarter of 2025, we generated adjusted net income of $68.6 million, or $3.82 of adjusted earnings per diluted common share. Results for the current quarter increased compared to the second quarter of 2025 and the third quarter of 2024 due primarily to higher adjusted net revenues and adjusted operating margin.
Capital
DIVIDENDS
On October 31, 2025, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.70 per share. The dividend will be paid on December 12, 2025, to shareholders of record as of the close of business on November 25, 2025.
During the third quarter of 2025, we paid a quarterly cash dividend of $0.70 per share of common stock, for an aggregate of $11.9 million. For the first nine months of 2025, we returned an aggregate of $99.3 million, or $5.00 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2025.

SHARE REPURCHASES
During the third quarter of 2025, we repurchased 11 thousand shares, or $3.7 million of the company's common stock, at an average price of $328.38 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
For the first nine months of 2025, we repurchased 295 thousand shares of the company's common stock, at an average price of $300.30 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased 67 thousand shares of the company's common stock, at an average price of $248.25 per share, pursuant to our share repurchase authorization. The aggregate amount of 362 thousand shares, or $105.2 million of the company's common stock, was repurchased at an average price of $290.70 per share.
Additional Information

	Sept. 30,	June 30,	Sept. 30,
	2025	2025	2024
Human Capital
Full-time employees	1,836	1,845	1,813
Corporate investment banking managing directors	183	182	184

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,282.8	$1,229.9	$1,167.3

Shares outstanding:
Common shares outstanding	16.7	16.7	15.9
Restricted shares outstanding	1.1	1.1	1.9
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, October 31, 2025, at 8 a.m. Eastern Time (7 a.m. Central Time). Participants can access the call by dialing 800 330-6710 (in the U.S.) or +1 312 471-1353 (outside the U.S.) and passcode number 1670379. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, authorized and regulated by BaFin as a tied agent of AHP Capital Management GmbH; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2025. Since 1895. Piper Sandler Companies. 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401.
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., the fourth quarter of 2025 for corporate advisory (i.e., M&A), corporate financing, public finance, equity brokerage, and fixed income brokerage, current deal pipelines (or backlogs), growth plans for our businesses, including corporate investment banking and fixed income, the financial performance of recently completed transactions (i.e., our acquisition of G Squared Capital Partners), our recruiting pipeline, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, economic, geopolitical, and market conditions generally, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•the expected benefits of our recently completed acquisition of G Squared Capital Partners may take longer than anticipated to achieve or may not be achieved in its entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the business may be greater than expected and may adversely affect our results of operations;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2024, and updated in our subsequent reports filed with the SEC (available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2024	2025	2024
Revenues
Investment banking	$330,588	$283,085	$241,470	$892,605	$731,775
Institutional brokerage	109,490	112,374	100,934	321,120	284,113
Interest income	9,374	7,947	7,831	27,284	22,813
Investment income/(loss)	30,642	(4,829)	10,693	(3,784)	7,510
Total revenues	480,094	398,577	360,928	1,237,225	1,046,211
Interest expense	818	1,799	1,356	3,899	4,404
Net revenues	479,276	396,778	359,572	1,233,326	1,041,807

Non-interest expenses
Compensation and benefits	288,901	258,216	231,014	795,574	688,169
Outside services	13,630	16,789	13,525	45,137	39,921
Occupancy and equipment	19,448	17,442	16,481	55,117	49,274
Communications	13,774	14,255	13,712	42,808	41,509
Marketing and business development	10,150	11,813	10,392	35,437	32,527
Deal-related expenses	12,948	11,746	6,050	30,156	18,380
Trade execution and clearance	4,775	4,701	5,153	14,650	14,534
Restructuring and integration costs	1,044	4,998	775	6,042	1,752
Intangible asset amortization	2,147	2,147	2,572	6,370	7,294
Other operating expenses	5,032	5,747	4,283	16,251	12,164
Total non-interest expenses	371,849	347,854	303,957	1,047,542	905,524

Income before income tax expense	107,427	48,924	55,615	185,784	136,283
Income tax expense	24,949	17,169	15,225	34,783	31,345
Net income	82,478	31,755	40,390	151,001	104,938
Net income/(loss) attributable to noncontrolling interests	22,212	(10,427)	5,601	(16,362)	(7,117)
Net income attributable to Piper Sandler Companies	$60,266	$42,182	$34,789	$167,363	$112,055

Earnings per common share
Basic	$3.61	$2.53	$2.19	$10.08	$7.11
Diluted	$3.38	$2.38	$1.96	$9.42	$6.35

Dividends declared per common share	$0.70	$0.65	$0.65	$5.00	$2.85

Weighted average common shares outstanding
Basic	16,716	16,703	15,921	16,600	15,767
Diluted	17,808	17,726	17,769	17,775	17,636

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Adjusted revenues
Investment banking	$330,588	$283,085	$241,470	$892,605	$731,775
Institutional brokerage	109,490	112,374	100,934	321,120	284,113
Interest income	9,374	7,947	7,831	27,284	22,813
Investment income	6,680	3,781	2,965	6,902	8,162
Adjusted total revenues	456,132	407,187	353,200	1,247,911	1,046,863
Interest expense	818	1,799	1,356	3,899	4,404
Adjusted net revenues (2)	455,314	405,388	351,844	1,244,012	1,042,459

Adjusted operating expenses
Adjusted compensation and benefits (3)	280,973	251,340	219,903	771,882	654,971
Adjusted non-compensation expenses (4)	78,007	80,676	67,160	233,880	205,167
Adjusted total operating expenses (5)	358,980	332,016	287,063	1,005,762	860,138

Adjusted operating income (6)	96,334	73,372	64,781	238,250	182,321
Adjusted income tax expense (7)	27,777	20,631	18,519	43,457	40,854
Adjusted net income (8)	$68,557	$52,741	$46,262	$194,793	$141,467

Adjusted earnings per diluted common share (9)	$3.82	$2.95	$2.57	$10.86	$7.88

Adjusted weighted average diluted common shares outstanding (10)	17,931	17,902	18,009	17,932	17,963

Adjusted ratios and margin
Adjusted compensation ratio (11)	61.7%	62.0%	62.5%	62.0%	62.8%
Adjusted non-compensation ratio (12)	17.1%	19.9%	19.1%	18.8%	19.7%
Adjusted operating margin (13)	21.2%	18.1%	18.4%	19.2%	17.5%
Adjusted effective tax rate (14)	28.8%	28.1%	28.6%	18.2%	22.4%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Net revenues:
Net revenues – U.S. GAAP basis	$479,276	$396,778	$359,572	$1,233,326	$1,041,807
Adjustment:
Investment (income)/loss related to noncontrolling interests (15)	(23,962)	8,610	(7,728)	10,686	652
Adjusted net revenues	$455,314	$405,388	$351,844	$1,244,012	$1,042,459

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$288,901	$258,216	$231,014	$795,574	$688,169
Adjustment:
Compensation from acquisition-related agreements	(7,928)	(6,876)	(11,111)	(23,692)	(33,198)
Adjusted compensation and benefits	$280,973	$251,340	$219,903	$771,882	$654,971

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$82,948	$89,638	$72,943	$251,968	$217,355
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(1,750)	(1,817)	(2,127)	(5,676)	(6,465)
Restructuring and integration costs	(1,044)	(4,998)	(775)	(6,042)	(1,752)
Amortization of intangible assets related to acquisitions	(2,147)	(2,147)	(2,572)	(6,370)	(7,294)
Non-compensation expenses from acquisition-related agreements	—	—	(309)	—	(309)
Non-compensation expenses from regulatory settlements	—	—	—	—	3,632
Adjusted non-compensation expenses	$78,007	$80,676	$67,160	$233,880	$205,167

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$107,427	$48,924	$55,615	$185,784	$136,283
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	(23,962)	8,610	(7,728)	10,686	652
Non-compensation expenses related to noncontrolling interests (15)	1,750	1,817	2,127	5,676	6,465
Compensation from acquisition-related agreements	7,928	6,876	11,111	23,692	33,198
Restructuring and integration costs	1,044	4,998	775	6,042	1,752
Amortization of intangible assets related to acquisitions	2,147	2,147	2,572	6,370	7,294
Non-compensation expenses from acquisition-related agreements	—	—	309	—	309
Non-compensation expenses from regulatory settlements	—	—	—	—	(3,632)
Adjusted operating income	$96,334	$73,372	$64,781	$238,250	$182,321

Income tax expense:
Income tax expense – U.S. GAAP basis	$24,949	$17,169	$15,225	$34,783	$31,345
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,000	1,712	2,325	5,552	6,931
Restructuring and integration costs	266	1,188	205	1,454	464
Amortization of intangible assets related to acquisitions	562	562	682	1,668	1,934
Non-compensation expenses from acquisition-related agreements	—	—	82	—	82
Non-compensation expenses from regulatory settlements	—	—	—	—	98
Adjusted income tax expense	$27,777	$20,631	$18,519	$43,457	$40,854
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2025	2025	2024	2025	2024
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$60,266	$42,182	$34,789	$167,363	$112,055
Adjustments:
Compensation from acquisition-related agreements	5,928	5,164	8,786	18,140	26,267
Restructuring and integration costs	778	3,810	570	4,588	1,288
Amortization of intangible assets related to acquisitions	1,585	1,585	1,890	4,702	5,360
Non-compensation expenses from acquisition-related agreements	—	—	227	—	227
Non-compensation expenses from regulatory settlements	—	—	—	—	(3,730)
Adjusted net income	$68,557	$52,741	$46,262	$194,793	$141,467

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$3.38	$2.38	$1.96	$9.42	$6.35
Adjustment for inclusion of unvested acquisition-related stock	(0.03)	(0.03)	(0.03)	(0.10)	(0.14)
	$3.35	$2.35	$1.93	$9.32	$6.21
Adjustments:
Compensation from acquisition-related agreements	0.34	0.30	0.49	1.02	1.49
Restructuring and integration costs	0.04	0.21	0.03	0.26	0.07
Amortization of intangible assets related to acquisitions	0.09	0.09	0.11	0.26	0.31
Non-compensation expenses from acquisition-related agreements	—	—	0.01	—	0.01
Non-compensation expenses from regulatory settlements	—	—	—	—	(0.21)
Adjusted earnings per diluted common share	$3.82	$2.95	$2.57	$10.86	$7.88

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,808	17,726	17,769	17,775	17,636
Adjustment:
Unvested acquisition-related restricted stock with service conditions	123	176	240	157	327
Adjusted weighted average diluted common shares outstanding	17,931	17,902	18,009	17,932	17,963
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment (income)/loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from regulatory settlements regarding recordkeeping requirements for business-related communications and (e) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.